UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

ITT Inc.

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Your Vote Counts! ITT INC. You invested in ITT INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 18, 2022. Vote Virtually at the Meeting* May 18, 2022 9:00 AM EDT Virtually at: www.virtualshareholdermeeting.com/ITT2022 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number V1.1 For complete information and to vote, visit www.ProxyVote.com Control # D69619-P65290 Get informed before you vote View the 2021 Annual Report and the 2022 Notice and Proxy Statement online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 4, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. ITT INC. 1133 WESTCHESTER AVENUE WHITE PLAINS, NY 10604 WWW.ITT.COM 2022 Annual Meeting Vote by May 17, 2022 11:59 PM ET. For shares held in a Plan, vote by May 13, 2022 11:59 PM ET.

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends D69620-P65290 Proposal 1 1. Election of Directors Nominees: 1b. Donald DeFosset, Jr. 1c. Nicholas C. Fanandakis 1a. Geraud Darnis 1d. Richard P. Lavin 1e. Rebecca A. McDonald 1f. Timothy H. Powers 1g. Luca Savi 1h. Cheryl L. Shavers 1i. Sabrina Soussan 2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2022 fiscal year 4. A shareholder proposal regarding special shareholder meetings For For For For For For For For For For For 3. Approval of a non-binding advisory vote on executive compensation Proposal 2 Proposal 3 Proposal 4 Against